UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

N/A
(IRS Employer Identification No.)

375 South Fairfax Avenue Suite 321, Los Angeles, California 90036
(Address of principal executive offices and Zip Code)

323-630-3456
Registrant's telephone number, including area code:

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 10, 2010, our Board of Directors approved a three (3) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock.  We amended our Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein we stated that our Corporation will issue three (3) shares for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. The change in our Articles of Incorporation was effected with the Nevada Secretary of State on February 2, 2010. As a result, our authorized capital has increased from 1,704,287,175 to 5,112,861,525 shares of common stock with a par value of $0.001 each.  We will issue three (3) shares of common stock for every one (1) share of common stock issued and outstanding.  This will increase our issued and outstanding share capital from 32,907,198 shares of common stock to 98,721,594 shares of common stock.  The forward stock split is expected to become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on March 1, 2010 under the existing stock trading symbol, “JAMN”.

Item 9.01  Financial Statements and Exhibits.

3.1     Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2010

JAMMIN JAVA CORP.

/s/ Shane Whittle
Shane Whittle,
President, Secretary, Treasurer and Director